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                          INVESTMENT ADVISORY AGREEMENT



       AGREEMENT made as of December ____, 1999, by and between Lifetime Achievement Fund, Inc. (the "Fund"), a Maryland corporation registered with the U.S. Securities and Exchange Commission as an open-end, investment company under the Investment Company Act of 1940, as amended ("1940 Act") and Manarin Investment Counsel, Ltd., (the "Adviser"), a Nebraska corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

       WHEREAS, the Fund proposes to offer for public sale shares of beneficial interest; and

       WHEREAS, the Fund desires to retain Adviser as investment adviser to furnish certain investment advisory services to the Fund, and Adviser desires to furnish such services;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Adviser and the Fund agree as follows:

       1. APPOINTMENT. The Fund hereby appoints Adviser as the investment adviser to manage the investment and reinvestment of the assets of the Fund, and to perform the other services herein set forth, subject to the supervision of the Fund's Board of Directors, for the period and on the terms herein set forth. Adviser hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

       2.     DUTIES AS INVESTMENT ADVISER.

              a. Adviser shall act as investment adviser for the Fund, and shall manage the investment and reinvestment of the assets of the Fund at all times in accordance with the investment objectives and policies of the Fund as is set forth in the Fund's currently effective Registration Statement. Adviser shall assume responsibility for the management of the assets of the Fund and making all investment decisions for the Fund subject to the overall supervision of the Fund's Board of Directors.

              b. Adviser will obtain and evaluate pertinent economic information and evaluate economic conditions, securities markets and investment performance relevant to the investment policies of the Fund and place orders for the purchase and sale of securities on behalf of the Fund. In placing such orders, Adviser is authorized to use the facilities of

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brokers-dealers, who render satisfactory services at competitive rates, and to allocate orders to such brokers-dealers who also provide research, statistical and other services to the Fund, such determinations to be made by Adviser in its own reasonable judgment, consistent with applicable laws and regulations.

              c. Adviser will provide investment supervisory services for the assets of the Fund as set forth in its current Registration Statements.

              d. Adviser will provide or cause the brokers-dealers it selects to provide complete records of the securities purchased, sold or otherwise disposed of by the Fund including the pricing and amounts of such transactions.

              e. Adviser will report to the Fund's Board of Directors, or to any committee or officers of the Fund acting pursuant to the authority of the Board, at such times and in such detail as the Board may deem appropriate in order to enable the Fund to determine that its investment policies are being observed and implemented and that the obligations of Adviser under this Agreement are being fulfilled. Any investment program undertaken by Adviser pursuant to this Agreement and any other activities undertaken by Adviser on behalf of the Fund shall at all times be subject to any directives of the Fund's Board of Directors or any duly constituted committee or officer of the Fund acting pursuant to authority of the Fund's Board of Directors.

              f. Adviser will furnish or place at the disposal of the Fund such information evaluations, analysis, advice and recommendations formulated or prepared by it as it deems necessary and appropriate in the reasonable discharge of its duties or as the Fund may otherwise reasonably request of it.

              g. Adviser will permit its employees and its affiliates to serve without compensation from the Fund as officers, Directors or agents of the Fund, if desired by the Fund's Board of Directors.

       3. EXPENSES OF FUND. During the term of this Agreement, the Fund will bear all expenses, not specifically assumed by Adviser, incurred in its operation and the offering of its shares, including but not limited to:

              a. Costs of preparation, printing and mailing of reports, notices, proxy solicitation materials and prospectuses and statements of additional information to existing Fund shareholders or to regulatory authorities;

              b. Charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its assets, or for other custodial services;


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              c.     Advisory, administrative and distribution fees;

              d. Charges and expenses of any transfer agents and registrars appointed by the Fund;

              e. Charges and expenses of any agents appointed by the Fund to provide accounting and daily pricing services;

              f. Costs of share certificates representing shares of the Fund;

              g. Fees and expenses, including legal, incurred in maintaining the registration for the Fund and of its shares with the Securities and Exchange Commission;

              h. Broker's commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Trust is a party;

              i. Taxes and all registration, filing and other similar fees payable by the Fund to federal, state or other governmental agencies;

              j. Expenses of shareholders' and directors' meetings and of preparing and printing reports to shareholders;

              k. Premiums for fidelity bonds maintained by the Fund pursuant to the requirements of the 1940 Act and for other insurance;

              l.     Directors' fees and expenses;

              m.     Interest expenses; and

              n.     Legal, accounting and auditing expenses.

       4.     EXPENSES OF ADVISER.

              a. The Adviser shall, at its own expense, maintain such staff and employ such personnel and consult with such other persons as it shall determine to be necessary or useful to the performance of its obligations under this Agreement.

              b. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical or factual data, advice regarding economic


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factors and trends, and such other information, advice and expertise as the
Adviser may deem appropriate.

              c. The Adviser shall, at its own expense, maintain records regarding its Fund activities as are required under the 1940 Act and the Investment Adviser's Act of 1940. Such records shall be available for inspection by the Fund on reasonable notice to the Adviser.

       5. SERVICES NOT EXCLUSIVE. The services of Adviser to the Fund hereunder are not to be deemed exclusive, and Adviser shall be free to render similar services to others so long as its services and responsibilities hereunder are not impaired thereby. Adviser shall be an independent contractor and shall have no authority to act for or represent the Fund in its investment commitments unless otherwise provided.

       6.     COMPENSATION.

              a. As full compensation for all services rendered hereunder, Adviser shall receive from the Fund a monthly fee at an annual rate of .75% of the average daily net assets of the Fund. Such compensation shall be accrued daily and payable monthly. The compensation for each month shall be payable to Adviser not later than the tenth day of the following month.

              b. If the aggregate expenses of the Fund in any fiscal year exceed the highest expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the shares of the Fund are qualified or registered for offer and sale, Adviser agrees to waive such portion of its advisory fee as may be necessary to provide for any such expenses, but such waiver shall not exceed the full amount of the advisory fee for such year except as may be elected by Adviser in its discretion. For this purpose, aggregate expenses of the Fund shall include the compensation of Adviser, but shall exclude interest, taxes, brokerage fees on portfolio transactions, fees and expenses incurred in connection with the distribution of shares, and extraordinary expenses including litigation expenses.

       7. INTERESTED PERSONS OF THE FUND OR ADVISER. It is understood that the directors, officers, agents and shareholders of the Fund are or may be interested persons of the Fund as directors, officers, shareholders or otherwise, that Adviser may be an interested person of the Fund and that the existence of such dual interest shall not affect the validity of any transactions except as otherwise provided in the Articles of Incorporation of the Fund and the Articles of Incorporation of Adviser, respectively, or by specific provision of applicable law.


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       8.     DURATION AND TERMINATION.

              a. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, shall remain in the effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect from year to year, as to the Fund, if such continuation shall be specifically approved at least annually
(i) by vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

              b. This Agreement may be terminated as to the Fund at any time, without payment of any penalty, by vote of the Fund's Board of Directors or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, on sixty (60) days' written notice to Adviser or by Adviser at any time without payment of any penalty on sixty (60) days' written notice to the Fund; provided, however, that this Agreement has been approved by the Fund in accordance with the 1940 Act.

              c. In the event of a termination as a result of paragraph 8 above, before such termination shall be effective, the Fund's Board of Directors shall, if it elects to do so, and subject to compliance with the 1940 Act, the Securities Exchange Act of 1934, and the corporate laws of the State of Maryland, have such time as is reasonably necessary in order to negotiate and close a sale of the Fund's assets to another fund in exchange for shares of such other funds selected by the Adviser but in no event more than 120 days; or the Fund's Board of Directors shall, if it elects to do so, have not more than 90 days to cause an orderly liquidation of the Fund's assets and the distribution of proceeds to its shareholders.

              d. This Agreement terminates automatically in the event of its "assignment" as defined in the 1940 Act.

       9. AMENDMENT OF THIS AGREEMENT. This Agreement may be modified from time to time by mutual consent of the parties; however, such consent on the part of the Fund requires a vote of a majority of the outstanding voting securities of the Fund and a vote of a majority of the Fund's Board of Directors (including a majority of the members of the Board of Directors who are not interested persons of the Fund other than as director) or Adviser and who have no direct or indirect interest in the operations of the Fund, this Agreement or Adviser, cast in person at a meeting called for that purpose.

       10. LIMITATION OF LIABILITY OF ADVISER. Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. Adviser shall not be liable for any error of judgment or mistake of law, for any loss arising


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out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, Adviser against any liability to the Fund or to the securityholders of the Fund to which it would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. No provision of this Agreement shall be construed to protect any director or officer of the Fund, or any director or officer of Adviser, from liability for violation of Sections 17(h), 17(i) or 26
(b) of the 1940 Act.

       This Agreement may be amended by agreement of the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, as if deemed necessary to conform to requirements of applicable Federal and State laws and regulations.

       11. LIMITATION OF LIABILITY OF THE DIRECTORS AND SHARE-HOLDERS OF THE FUND. The Board of Directors of the Fund and the shareholders of the Fund shall not be liable for any obligations of the Fund under this Agreement, and Adviser agrees that, in asserting any rights of claims under this Agreement, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such directors or shareholders.

       12.    INDEMNIFICATION OF FUND.

       a. The Adviser will indemnify and hold the Fund and its directors, officers, agents, and employees free and harmless from any loss, claim, damages, tax, penalty, liability, disbursement, litigation expenses, attorneys fees, and expenses or court costs arising out of, or in any way relating to:

              (i)    The enforcement of this agreement;

              (ii) All actions or omissions of the Fund, its directors, officers, agents and employees, provided that the Fund, its directors, officers, agents or employees were not engaged in willful misfeasance, bad faith or negligence in the performance of the their duties, or in wreckless disregard of their obligations and duties hereunder; and,

              (iii) The Adviser's refusal or failure to comply with the terms with this Agreement which arise out of the Adviser's willful misfeasance, bad faith or negligence.


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       Notwithstanding the foregoing, indemnification shall not extend to the
Fund, its directors, officers, agents or employees to the extent that any enforcement action is instituted by such party and the action is not settled and does not result in any final judgment in favor of such party.

       b. The Fund will indemnify and hold the Adviser and its directors, officers, agents and employees free and harmless from any loss, claim, damages, tax, penalty, liability, disbursement, litigation expenses, attorneys fees and expenses or court costs arising out of, or in any way relating to:

              (i)    The enforcement of this Agreement;

              (ii) All actions or omissions of the Advisor, its directors, officers, agents and employees, as to its duties and obligation pursuant to this Agreement, provided that the Advisor, its directors, officers, agents or employees were not engaged in willful misfeasance, bad faith or negligence in the performance of the their duties hereunder, or by reason of wreckless disregard of their obligations and duties hereunder;

              (iii) The Fund's refusal or failure to comply with the terms with this Agreement which arise out of the Fund's willful misconduct, bad faith or negligence;

              (iv) The reliance on, or the carrying out, any instructions of the officers or Directors of the Fund; and,

              (v) The offer or sale by other than the Adviser of the Fund's shares in violation of any requirement under Federal Securities laws or regulations or the Securities laws or regulations or any state or in violation of any stop order or other determination or ruling by a Federal or State agency, with respect to the offer or sale of such shares, in such state.

       Notwithstanding the foregoing, indemnification shall not extend to the Adviser, its directors, officers, agents and employees to the extent that any enforcement action is instituted by such party and the action is not settled and does not result in a final judgment in favor of such party. At any time the Adviser may apply to any officer of the Fund for instructions, and may consult with legal counsel for the Fund with respect to any matter arising in connection with the services to be performed by the Adviser under this Agreement and the Adviser shall not be liable and shall be indemnified by the Fund for


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any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. The Adviser shall be protected and indemnified in acting upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

       13. BOOKS AND RECORDS RETENTION. Adviser and the Fund agree to maintain and preserve for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such account, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the 1940 Act and for the Fund's auditor certification relating thereto. Adviser and the Fund agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Fund's auditors, the Fund or any representative of the Fund, or any governmental agency or other instrumentality having regulatory authority over the Fund. It is expressly understood and agreed that the books and records maintained by Adviser on behalf of the Fund shall, at all times, remain the property of the Fund. Moreover, the Fund agrees to supply Adviser with copies of all documents filed with the Securities and Exchange Commission, and with such other information relating to the Fund's affairs as Adviser may reasonably request.

       14. GOVERNING LAW. This Agreement is executed and delivered in the State of Nebraska and shall be governed by the laws of Nebraska and the 1940 Act. To the extent that the applicable laws of the State of Nebraska conflict with the applicable provisions of the 1940 Act, the latter shall control.

       15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be bind upon and shall inure to the benefit of the parties hereto and their respective successors. The terms "vote of a majority of the outstanding voting securities", "arrangement", "affiliated person", and "interested person" shall have the respective meanings specified in the 1940 Act.


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       IN WITNESS WHEREOF, Adviser and the Fund have executed this Agreement on the day first above written.

                                            Lifetime Achievement Fund, Inc.
Attest:


                                    By:
---------------------------------           ---------------------------------


Attest:                                     Manarin Investment Counsel, Ltd.


                                    By:
---------------------------------           ---------------------------------


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